Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the GMS Inc. 2020 Equity Incentive Plan of our reports dated June 25, 2020, with respect to the consolidated financial statements of GMS Inc. and the effectiveness of internal control over financial reporting of GMS Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

November 10, 2020